Exhibit 35.3

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

One Belvedere Place, Suite 300

Mill Valley, CA 94941

March 17, 2016

TO ALL PARTIES LISTED ON SCHEDULE A

ATTACHED HERETO:

Re:	Annual Statement of Compliance by the Servicing Administrator;

Item 1123 Certificate;

Sequoia Mortgage Trusts 2012-1, -2, -3, -4, -5 and -6; and 2013-1, -2, -3, -4, -6, -7, -8

The undersigned, a duly authorized officer of Redwood Residential Acquisition Corporation (the “Servicing Administrator”), hereby certifies as follows for the reporting period from January 1, 2015 through December 31, 2015 (the “Reporting Period”):

(A)	a review of the Servicing Administrator’s activities during the preceding Reporting Period, and its performance under the Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between the Servicing Administrator and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011 and Amendment No. 2 to the Flow Mortgage Loan Servicing Agreement, dated August 13, 2014, and as modified by the related Acknowledgement (the “Cenlar FSB Flow Servicing Agreement”) and the respective Pooling and Servicing Agreements, has been made under such officer’s supervision; and

(B)	to the best of such officer’s knowledge, based on such review, the Servicing Administrator has fulfilled all its obligations under the Cenlar FSB Flow Servicing Agreement and the respective Pooling and Servicing Agreements, in all material respects throughout such reporting period.

Very truly yours,

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,
Servicing Administrator

/s/ E. Todd Whittemore
Name:	E. Todd Whittemore
Title:	Executive Vice President

SCHEDULE A

Sequoia Residential Funding, Inc.

One Belvedere Place

Suite 330

Mill Valley, CA 94941

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045-1951

As Master Servicer for SEMT 2012-1, -2, -3, -4, -5, -6 and 2013-1, -2, -3, -4, -6, -7

CitiMortgage, Inc.

4050 Regent Blvd.

Irving, TX 75063

As Master Servicer for SEMT 2013-8

Citibank, N.A.

388 Greenwich St., 14th Floor

New York, NY 10013

As Securities Administrator for SEMT 2012-1, -2, -3, -4, -5, -6 and 2013-1, -2, -3, -4, -6 -7, -8

U.S. Bank National Association

EP-MN-WS3D

60 Livingston Avenue

St. Paul, MN 55107

Attn: Structured Finance – Sequoia

As Trustee for SEMT 2012-1 and -2

Christiana Trust, a division of Wilmington Savings Fund Society FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attention: Corporate Trust

As Trustee for SEMT 2012-3, -4, -5, -6 and 2013-1, -2, -3, -4, -6

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890

As Trustee for SEMT 2013-7, -8